Exhibit 32.1

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Tarpon Industries, Inc. (the "Company") on Form 10-Q for the quarter and six months ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), we, J. Peter Farquhar, Chief Executive Officer of the Company, and James T. House, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 15, 2005

/s/ J. Peter Farquhar
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J. Peter Farquhar, Chief Executive Officer

Dated:  August 15, 2005

/s/ James T. House
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James T. House,
Senior Vice President and Chief Financial Officer